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                                                                    EXHIBIT 99.1

         AOL LATIN AMERICA CHANGES FINANCIAL REPORTING TO CALENDAR YEAR

FORT LAUDERDALE, FL, JANUARY 18, 2001 -- America Online Latin America, Inc. (Nasdaq: AOLA) today announced that it has changed its financial reporting period to a calendar year from the prior July-June fiscal year. Results for the six-month period ended December 31, 2000 will be reported to the SEC in a transition report on Form 10-K. This will also conform with the fiscal year of AOL Time Warner Inc., which reports on a calendar year basis.

ABOUT AMERICA ONLINE LATIN AMERICA, INC.

America Online Latin America, Inc. (Nasdaq: AOLA) is the exclusive provider of AOL branded services in Latin America and has quickly become one of the leading Internet and interactive services providers in the region. AOL Latin America launched its first service, America Online Brazil, in November 1999, and began as a joint venture of America Online, Inc., a wholly owned subsidiary of AOL Time Warner Inc. (NYSE: AOL), and the Cisneros Group of Companies. The Company combines the technology, brand name, infrastructure and relationships of AOL, the world's leader in branded interactive services, with the relationships, regional experience and extensive media assets of the Cisneros Group of Companies, one of the leading media groups in the Americas. The Company currently operates services in Brazil, Mexico and Argentina. Banco Itau, a leading Brazilian bank, is also a minority shareholder of AOL Latin America.




MEDIA CONTACT:
Fernando Figueredo
1 (954) 689 3200